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                                                                    EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated February 14, 2002, accompanying the consolidated financial statements incorporated by reference in the Annual Report on Form 10K of Flagstar Bancorp, Inc. and subsidiaries for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said reports in the Registration Statement on Form S-8 pertaining to the Flagstar Bancorp, Inc. 2000 Stock Incentive Plan.


/S/ GRANT THORNTON LLP


Southfield, Michigan
May 29, 2002